Exhibit 99.1

Crexendo Announces Resignation of Chief Operating Officer / President

PHOENIX, Jan. 4, 2012 (GLOBE NEWSWIRE) -- Crexendo, Inc. (AMEX:EXE), a provider of Cloud based infrastructure services to small and mid-sized businesses, including telecom and website hosting services, e-commerce software, website development, and Internet marketing services, today announced the resignation of its Chief Operating Officer (COO) and  President, Clint Sanderson. The resignation was tendered January 2, 2012. Mr. Sanderson is leaving to pursue other business opportunities.  The Company has appointed Steven G. Mihaylo, who is the Chief Executive Officer to assume the role of COO and President.

Sanderson commented   "I have been with Crexendo for nine years, I have worked hard with Steve to transition the Company to a B2B model, and I am proud of the strides we have made in that regard. I have always had the entrepreneurial bug and I am leaving to pursue opportunities that exist.  Now that Crexendo has made the transition from a B2C business to a Cloud-based infrastructure B2B business, I feel that with the New Year starting this was the best time to make this move. I firmly believe that all of the elements are in place for Crexendo to execute its recurring revenue model and to attain its goals."

Steve Mihaylo, Crexendo Chief Executive Officer commented, "We thank Clint for his contributions to the business, particularly our shift to a B2B business model.  We are starting to see traction in the telecom division and the web services division. I know we have great people here, and we will execute on the plans we have in place. I am excited about our future and working with this tremendous team.  I am confident that with the resources we have in place we will operate seamlessly and effectively.   The entire Crexendo team wishes Clint the best of luck."

About Crexendo

Crexendo provides Cloud-based infrastructure services to small and mid-sized businesses, which includes telecom and website hosting services, ecommerce software, website development and Internet marketing services. These Cloud-based services help small and mid-sized businesses build Internet strategies to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software, training and Cloud-based telecom and website hosting services, Crexendo offers site development, search engine optimization (SEO), link building and training. Crexendo, Crexendo Business Solutions, Crexendo Network Services and StoresOnline are trademarks of Crexendo, Inc.

The Crexendo, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7604

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo, (i) shifting its business to a B2B mode and being proud of the results of that change, (ii) having made the transition from a B2C business to a Cloud-based infrastructure B2B business,  (iii) believing that  all of the elements are in place for the Company to execute its recurring revenue model and to attain its goals, (iv) starting to see traction in the telecom division and the web services division, (v) having a great team, (vi) executing on the plans we in place, (vii) being excited about the future and (viii) that the resources in place will operate seamlessly and effectively.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 as well as the Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:	Crexendo, Inc.
Steven G. Mihaylo, CEO
775-530-3955
Stevemihaylo@crexendo.com